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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

June 27, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

        On June 27, 2002, Peregrine Systems, Inc. issued a press release announcing that it has received a letter from Nasdaq notifying Peregrine that it has not complied with Marketplace Rule 4310(c)(14), which requires that annual reports contain audited financial statements. Peregrine is currently out of compliance with Nasdaq Marketplace Rule 4310(c)(14) as a result of its previous announcement that Arthur Andersen LLP had notified the company's board of directors that the financial statements of the company and related audit reports for fiscal 2000 and 2001 should not be relied upon. As a result of the filing delinquency, Peregrine's common stock is subject to delisting from The Nasdaq National Market and the fifth character "E" has been appended to Peregrine's trading symbol, changing it from PRGN to PRGNE.

        Peregrine has requested an oral hearing before a Nasdaq Listing Qualifications Panel to appeal the notice of delisting. The date of the hearing has been set for July 25, 2002. Peregrine's hearing request will stay the delisting of its common stock pending a decision by the panel. There can be no assurance that the panel will grant the company's request for continued listing.

        The press release announcing Peregrine's receipt of the letter from Nasdaq is attached hereto as Exhibit 99.1. The press release announcing Peregrine's request for an oral hearing is attached hereto as Exhibit 99.2

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press Release, dated June 27, 2002.
99.2	Press Release, dated July 3, 2002.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2002

PEREGRINE SYSTEMS, INC.
By:	/s/ KEN SEXTON Ken Sexton Chief Financial Officer

2

Exhibit Index

Exhibit Index	Description
99.1	Press Release, dated June 27, 2002.
99.2	Press Release, dated July 3, 2002.

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Exhibit Index